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                                                                    EXHIBIT 12.1

                                ROCK TENN COMPANY
                         STATEMENT REGARDING COMPUTATION
                      OF RATIO OF EARNINGS TO FIXED CHARGES
                      (Amounts in thousands, except ratios)


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
                                                                                                                 Six Months Ended
                                                            Fiscal year Ended September 30,                         March 31,
                                                ----------------------------------------------------------     -------------------
                                                  1996       1997         1998         1999         2000         2000       2001
                                                ----------------------------------------------------------     -------------------
Fixed Charges:
   Interest expense............................ $10,772     $26,466     $ 34,664     $ 30,813     $ 34,933     $ 16,279     $18,993
   Amortization of debt issuance costs.........     206         320          360          365          642          180         401
   Interest capitalized during period..........       0       1,214          888          931        1,097          505         980
   Portion of rent expense representative of
      interest.................................   2,316       2,584        3,034        3,169        3,539        1,721       1,915
                                                -------     -------     --------     --------     --------     --------     -------
         Total Fixed Charges................... $13,294     $30,584     $ 38,946     $ 35,278     $ 40,211     $ 18,685     $22,289
                                                =======     =======     ========     ========     ========     ========     =======

Earnings:
   Pretax income (loss) from continuing
    operations................................. $82,469     $37,756     $ 74,613     $ 70,253     $ (4,346)   $(21,302)    $21,933
   Fixed charges...............................  13,294      30,584       38,946       35,278       40,211      18,685      22,289
   Interest capitalized during period..........       0      (1,214)        (888)        (931)      (1,097)       (505)       (980)
   Amortization of interest capitalized........       0         173          300          433          590         253         365
                                                -------     -------     --------     --------     --------    --------     -------
         Total Earnings........................ $95,763     $67,299     $112,971     $105,033     $ 35,358    $ (2,869)    $43,607
                                                =======     =======     ========     ========     ========    ========     =======

Ratio of Earnings to Fixed Charges.............    7.20        2.20         2.90         2.98         0.88       (0.15)       1.96
                                                =======     =======     ========     ========     ========    ========     =======

Earnings Excluding Plant Closing Costs:
   Pretax income (loss) from continuing
    operations................................. $82,469     $37,756     $ 74,613     $ 70,253     $ (4,346)   $(21,302)    $21,933
   Plant closing costs.........................   3,580      16,251        1,997        6,932       65,630      55,199       5,040
   Fixed charges ..............................  13,294      30,584       38,946       35,278       40,211      18,685      22,289
   Interest capitalized during period..........       0      (1,214)        (888)        (931)      (1,097)       (505)       (980)
   Amortization of interest capitalized........       0         173          300          433          590         253         365
                                                -------     -------     --------     --------     --------     -------     -------
         Total Earnings Excluding Plant Closing
            Costs.............................. $99,343     $83,550     $114,968     $111,965     $100,988     $52,330     $48,647
                                                =======     =======     ========     ========     ========     =======     =======

Ratio of Earnings Excluding Plant Closing
   Costs to Fixed Charges......................    7.47        2.73         2.95         3.17         2.51        2.80        2.18
                                                =======     =======     ========     ========     ========     =======     =======
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